Exhibit 99.3

PINNACLE WEST CAPITAL CORPORATION 2ND QUARTER 2013 RESULTS August 2, 2013

2 This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels; variations in demand for electricity, including those due to weather, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; volatile fuel and purchased power costs; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on debt and equity capital; regulatory and judicial decisions, developments and proceedings; new legislation or regulation, including those relating to environmental requirements, nuclear plant operations and potential deregulation of electric markets; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; competition in retail and wholesale power markets; the duration and severity of the economic decline in Arizona and current real estate market conditions; the cost of debt and equity capital and the ability to access capital markets when required; changes to our credit ratings; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional baseload generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; technological developments affecting the electric industry; and restrictions on dividends or other provisions in our credit agreements and Arizona Corporation Commission orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. Forward-Looking Statements Second Quarter 2013

Amounts Attributable to Common Shareholders and Non-GAAP Financial Measures In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations. We refer to “on-going earnings” in this presentation, which is also a non-GAAP financial measure. We believe on-going earnings provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Reconciliations of on-going earnings to our net income attributable to common shareholders are included in this presentation. Investors should note that these non-GAAP financial measures may involve judgments by management, including whether an item is classified as an unusual item. These measures are key components of our internal financial reporting and are used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses. Second Quarter 2013 3

CEO Agenda Second Quarter 2013 4 Regulatory Update Four Corners Transaction Operational Performance

CFO Agenda Second Quarter 2013 5 2nd Quarter Results Arizona Economic Outlook Credit Ratings and Financing Earnings Guidance and Financial Outlook

Consolidated EPS Comparisons 2013 vs. 2012 Per Share 2nd Quarter On-Going Earnings YTD On-Going Earnings Per Share 2nd Quarter GAAP Net Income YTD GAAP Net Income Second Quarter 2013 6 $1.18 $1.11 $1.40 $1.04

On-Going EPS Variances 2nd Quarter 2013 vs. 2nd Quarter 2012 Higher Gross Margin* $0.12 Higher O&M* $(0.04) Net Increase $0.06 = * Excludes costs, and offsetting operating revenues, associated with renewable energy (excluding AZ Sun), energy efficiency and similar regulatory programs. See non-GAAP reconciliation for gross margin in appendix. Other Items $(0.02) 7 Second Quarter 2013

Gross Margin EPS Drivers 2nd Quarter 2013 vs. 2nd Quarter 2012 Net Increase $0.12 = See non-GAAP reconciliation in appendix. * Lower fuel and purchased power costs in 2012, net of off-system sales and mark-to-market. Retail Transmission Revenue Increase $0.06 2012 Regulatory Settlement $0.18 Higher Fuel Costs, Net* $(0.07) Weather Effects $(0.05) Second Quarter 2013 8

Arizona Economic Indicators Employment & Excess Housing YTD YTD Second Quarter 2013 Non-Farm Job Growth Year-Over- Year Change Metro Phoenix Vacant Housing APS Service Territory Source: U.S. Bureau of Labor Statistics Source: APS 9

Arizona Economic Indicators Metro Phoenix Housing Prices & Nonresidential Vacancy YTD YTD Second Quarter 2013 Value Relative to Jan ‘05 Home Prices Nonresidential Building Vacancy Vacancy Rate Office Retail Source: S&P/Case-Shiller Home Price Index YTD through April 2013 Source: CoStar Group, Inc. 10

We are disclosing these ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. Investment-Grade Credit Ratings *On May 17, 2013, Fitch Ratings upgraded APS’s and Pinnacle West’s corporate credit ratings from BBB to BBB+ and upgraded APS’s senior unsecured rating from BBB+ to A-. Second Quarter 2013 11 APS Parent Corporate Credit Ratings Moody’s Baa1 Baa2 S&P BBB+ BBB+ Fitch* BBB+ BBB+ Senior Unsecured Moody’s Baa1 - S&P BBB+ - Fitch* A- - Outlook Moody’s Stable Stable S&P Stable Stable Fitch* Stable Stable

2013 On-Going EPS Guidance As of August 2, 2013 See key factors and assumptions in appendix. Second Quarter 2013 12

Consolidated Financial Outlook As of August 2, 2013 Second Quarter 2013 13 Dividend Growth Goal Indicated Annual Dividend Rate at Year-End Consolidated Earned ROE Goal 9.9% * Future dividends subject to declaration at Board of Directors’ discretion. Projected $ Billions Year-End APS Rate Base Growth 6% Compound Annual Growth Rate ACC FERC Projected Projected

APPENDIX

2013 On-Going EPS Guidance Key Factors & Assumptions as of August 2, 2013 Second Quarter 2013 15 Prior Revised Electricity gross margin* (operating revenues, net of fuel and purchase power expenses) $ 2.17 - $2.22 billion $2.21 - $2.26 billion Retail customer growth about 1.5% Weather-normalized retail electricity sales volume about flat to prior year taking into account effects of customer conservation, energy efficiency and distributed renewable generation initiatives Actual weather through June; normal weather patterns remainder of year Operating expenses* (operations and maintenance, depreciation and amortization, and taxes other than income taxes) $1.34 - $1.37 billion $1.37 - $1.40 billion Interest expense, net of allowances for borrowed and equity funds used during construction $175 - $185 million $160 - $170 million Net income attributable to non-controlling interests $30 - $35 million ~$35 million Effective tax rate 35% 35% * Excludes O&M of $119 million, and offsetting revenues, associated with renewable energy and energy efficiency programs.

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2013 – 2015 Financial Outlook
Key Factors & Assumptions as of August 2, 2013

Gross Margin – Customer Growth and Weather

Assumption	Impact
Retail customer growth	• Expected to average 2% annually (2013-2015) • Modestly improving Arizona and U.S. economic conditions
Weather-normalized retail electricity sales volume growth	• Less than 1% after customer conservation and energy efficiency and distributed renewable generation initiatives
Weather	• Actual weather through June 2013; normal weather patterns thereafter

Gross Margin – Related to 2012 Retail Rate Settlement

Assumption	Impact
AZ Sun Program	• Additions to flow through RES until next base rate case • First 50 MW of AZ Sun is recovered through base rates
Lost Fixed Cost Recovery (LFCR)	• Assumed to offset 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable energy generation initiatives
Environmental Improvement Surcharge (EIS)	• Assumed to recover up to $5 million annually of carrying costs for government-mandated environmental capital expenditures
Power Supply Adjustor (PSA)	• 100% pass-through as of July 1, 2012
Transmission Cost Adjustor (TCA)	• TCA is filed each May and automatically goes into rates effective June 1 • Beginning July 1, 2012 under terms of the regulatory settlement, transmission revenue is accrued each month as it is earned
Four Corners Acquisition	• Pending transaction closing

Potential property tax deferrals (2012 retail rate settlement) – Assume 60% of property tax increases relate to tax rates, therefore, will be eligible for deferrals (Deferral rates: 50% in 2013; 75% in 2014 and thereafter)

Second Quarter 2013

PINNACLE WEST CAPITAL CORPORATION

Second Quarter 2013 17 Docket # 2012 Retail Rate Settlement (including Four Corners rate recovery) E-01345A-11-0224 Retail Electric Competition* E-00000W-13-0135 Energy Efficiency and Integrated Resource Planning* E-00000XX-13-0214 2014 Renewable Energy Standard Implementation Plan E-01345A-13-0140 Net Metering E-01345A-13-0248 * Generic docket Regulatory Calendar List of Selected Dockets

Gross Margin Effects of Weather Variances vs. Normal Pretax Millions All periods recalculated to conform to current 10-year rolling average. 2011 2012 2013 Second Quarter 2013 $8 Million $10 Million $26 Million 18

Quarterly Mark-to-Market on Hedge Contracts* Pretax Millions * Related to APS 10% share under Power Supply Adjustor (PSA), net of related deferrals, effective through June 30, 2012. 2011 2012 2013 Second Quarter 2013 19

Renewable Energy, Demand Side Management and Similar Regulatory Expenses* Pretax Millions * O&M expenses related to Renewable Energy Standard, Demand Side Management and similar regulatory programs are offset by comparable revenue amounts. 2011 2012 2013 Second Quarter 2013 $150 Million $124 Million $61 Million 20

Non-GAAP EPS Reconciliation 2nd Quarter 2013 vs. 2nd Quarter 2012 Second Quarter 2013 21 2nd Qtr 2013 2nd Qtr 2012 Change EPS as reported $ 1.18 $ 1.11 $ 0.07 Adjustments: Loss from discontinued operations - 0.01 (0.01) On-going EPS $ 1.18 $ 1.12 $ 0.06

Non-GAAP Measure Reconciliation Gross Margin Second Quarter 2013 22 Three Months Ended June 30, EPS Change $ millions pretax, except per share amounts 2013 2012 Operating revenues* $ 916 $ 879 Fuel and purchased power expenses* (278) (265) Gross margin 638 614 $ 0.13 Adjustments: Renewable energy (excluding AZ Sun), energy efficiency and similar regulatory programs (30) (29) (0.01) Gross margin – adjusted $ 608 $ 585 $ 0.12 * Line items from Consolidated Statements of Income